Exhibit 99.1

Contact:	Joyce Liu
	Interim Chief Financial Officer	1919 North Lynn Street
	(571) 303-4080	Arlington, Virginia 22209
	heroldl@executiveboard.com	www.exbd.com
THE CORPORATE EXECUTIVE BOARD REPORTS FOURTH-QUARTER RESULTS
AND DECLARES CASH DIVIDEND FOR THE FIRST QUARTER OF 2009
ARLINGTON, VA — (February 4, 2009) - The Corporate Executive Board Company (“CEB” or the “Company”) (NASDAQ: EXBD) today announces financial results for the fourth quarter and year ended December 31, 2008. Revenues for the fourth quarter decreased 3.8% to $136.7 million from $142.2 million for the fourth quarter of 2007. Net loss for the fourth quarter of 2008 was $2.5 million, or $0.07 per basic and diluted share, compared to net income for the same period of 2007 of $22.5 million, or $0.63 per diluted share. Included in the net loss for the quarter is $23.2 million relating to an impairment loss and $8.0 million of restructuring costs. Excluding the effects of the impairment loss and restructuring costs, non-GAAP earnings per diluted share for the fourth quarter of 2008 was $0.50.
For the year ended December 31, 2008, revenues were $558.4 million, a 4.8% increase from $532.7 million for the year ended December 31, 2007. Net income for 2008 decreased to $50.8 million from $80.6 million for 2007. Diluted earnings per share for the year ended December 31, 2008 was $1.48, a decrease from $2.17 for the year ended December 31, 2007. Excluding the effects of the impairment loss and restructuring costs, non-GAAP earnings per diluted share for the year ended 2008 was $2.05.
The impairment loss of $23.2 million primarily relates to the write-down of goodwill relating to CEB’s acquisition of Information Technology Toolbox, Inc. Restructuring costs of $8.0 million primarily relate to severance and associated termination benefits. The Company also recorded foreign currency losses totaling $1.8 million for the fourth quarter of 2008 and $3.4 million for the year ended December 31, 2008.
Tom Monahan, Chief Executive Officer, commented: “It is clear from our results that our progress on key operating priorities was not sufficient to offset sharp declines in Contract Value, either from a discrete number of large companies who experienced disruptive economic distress themselves, or from other companies that disappeared entirely. Together, these two items accounted for the majority of our decline in Contract Value.
“In spite of these economic headwinds, we achieved impressive member retention rates, strong cash flows from operations, many new additions to our membership base, and healthy margins.
“We’ve initiated a restructuring process that will see us consolidating some product lines across 2009, reducing our workforce by approximately 15%, and inaugurating an integrated approach to prospect and member account management.
“I believe these actions will enable us to capitalize on and deepen our relationships with member executives in our five targeted corporate decision centers while aligning our overall cost structure with current economic conditions. We believe that these actions combined with focused investments in technology and relationship management will position the business for both near-term health and long-term growth.”

QUARTERLY DIVIDEND
CEB also announces its Q1 2009 quarterly dividend of $0.44 per share. The Company will fund its dividend payments with cash on hand and cash generated from operations. The dividend is payable on March 31, 2009, to stockholders of record at the close of business on March 13, 2009.
SHARE REPURCHASE
During the year ended December 31, 2008, the Company repurchased approximately 1,036,000 shares of its common stock at a total cost of $41.8 million. Repurchases may continue to be made in open market and privately negotiated transactions subject to market conditions.
OUTLOOK FOR 2009
Based upon year end 2008 Contract Value, the decision to consolidate a group of subscale programs over the course of the next twelve months, investments made to better engage existing and prospective customers, and lower sales productivity in light of the difficult economy, CEB’s annual guidance for 2009 revenue is $445- $475 million and diluted earnings per share is $1.30 to $1.60. The quarterly distribution of revenue is projected to be fairly even across the year, whereas earnings per share will be weighted more heavily towards the second half of 2009.
For 2009, CEB expects depreciation and amortization expense of $24-$25 million.

The Company expects Adjusted EBITDA margin to be between 22.5% and 24.5%.
NON-GAAP FINANCIAL MEASURES
This press release and the accompanying tables include a discussion of EBITDA, Adjusted EBITDA and Non-GAAP earnings per diluted share, which are non-GAAP financial measures provided as a complement to the results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The term “EBITDA” refers to a financial measure that CEB defines as earnings before interest income, net, income taxes, and depreciation and amortization. The term “Adjusted EBITDA” refers to a financial measure that CEB defines as earnings before interest income, net, income taxes, depreciation and amortization, impairment loss and restructuring costs. “Non-GAAP earnings per diluted share” refers to Net income excluding the per share effect, net of tax, of the impairment loss and restructuring costs.
These non-GAAP measures may be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. Furthermore, CEB intends to continue to provide these non-GAAP financial measures as part of the Company’s future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in CEB’s financial reporting. A reconciliation of these non-GAAP measures to GAAP results is provided below.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2008	2007	2008	2007
Net income	$(2,531)	$22,502	$50,791	$80,587
Interest income, net	(674)	(1,767)	(4,268)	(14,937)
Depreciation and amortization	6,129	5,326	21,895	15,573
Provision for income taxes	2,909	11,140	36,957	47,501

EBITDA	$5,833	$37,201	$105,375	$128,724
Impairment loss	23,246	—	23,246	—
Restructuring costs	8,006	—	8,006	—

Adjusted EBITDA	$37,085	$37,201	$136,627	$128,724

	Three Months Ended		Year Ended
	December 31,		December 31,
	2008	2007	2008	2007
GAAP earnings per diluted share Adjustments, net of tax	$(0.07)	$0.63	$1.48	$2.17
Impairment loss	0.43	—	0.43	—
Restructuring costs	0.14	—	0.14	—

Non-GAAP earnings per diluted share	$0.50	$0.63	$2.05	$2.17

CEB believes that EBITDA, Adjusted EBITDA and Non-GAAP diluted earnings per share are relevant and useful supplemental information for the Company’s investors. CEB uses these non-GAAP financial measures for internal budgeting and other managerial purposes, when publicly providing the Company’s business outlook and as a measurement for potential acquisitions. A limitation associated with EBITDA and Adjusted EBITDA is that they do not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in CEB’s business. Management evaluates the costs of such tangible and intangible assets through other financial measures such as capital expenditures. Management compensates for these limitations by also relying on the comparable GAAP financial measure of income from operations, which includes depreciation and amortization.
FORWARD LOOKING STATEMENTS
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You are hereby cautioned that these statements may be affected by the important factors, among others, set forth below and in our filings with the U.S. Securities and Exchange Commission, and consequently, actual operations and results may differ materially from the results discussed in the forward-looking statements. Factors that could cause actual results to differ materially from those indicated by forward-looking statements include, among others, our dependence on renewals of our membership-based services, the sale of additional programs to existing members and our ability to attract new members, our potential failure to adapt to member needs and demands and to anticipate or adapt to market trends, our potential inability to attract and retain a significant number of highly skilled employees, fluctuations in operating results, our potential inability to protect our intellectual property rights, our potential exposure to loss of revenue resulting from our unconditional service guarantee, various factors that could affect our estimated income tax rate or our ability to use our existing deferred tax assets, changes in estimates or assumptions under FAS No. 123(R), our potential inability to make, integrate and maintain acquisitions and investments, the amount and timing of the benefits expected from acquisitions and investments, our potential inability to effectively anticipate, plan for and respond to changing economic and financial markets conditions, especially during the current turmoil in the worldwide economy and possible volatility of our stock price. These and other factors are discussed more fully in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of our filings with the U.S. Securities and Exchange Commission, including, but not limited to, our 2007 Annual Report on Form 10-K. The forward-looking statements in this press release are made as of February 4, 2009, and we undertake no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.
The Corporate Executive Board Company drives faster, more effective decision-making among the world’s leading executives and business professionals. As the premier, network-based knowledge resource, it provides them with the authoritative and timely guidance needed to excel in their roles, take decisive action and improve company performance. Powered by a member network that spans over 50 countries and represents more than 80% of the world’s Fortune 500 companies, The Corporate Executive Board offers the unique research insights along with an integrated suite of members-only tools and resources that enable the world’s most successful organizations to deliver superior business outcomes. Based in Arlington, Virginia, the Company employs more than 2,400 professionals in eight offices around the world. For more information, visit www.exbd.com.

THE CORPORATE EXECUTIVE BOARD COMPANY
Financial Highlights and Other Operating Statistics
(In thousands, except per share data)

	Selected	Three Months Ended		Selected	Year Ended
	Growth	December 31,		Growth	December 31,
	Rates	2008	2007	Rates	2008	2007
Financial Highlights (GAAP, as reported):
Revenues	(3.8)%	$136,747	$142,206	4.8%	$558,352	$532,716
Net (loss) income		$(2,531)	$22,502		$50,791	$80,587
Basic (loss) earnings per share		$(0.07)	$0.64		$1.48	$2.20
Diluted (loss) earnings per share		$(0.07)	$0.63		$1.48	$2.17
Weighted average shares outstanding:
Basic		34,037	35,278		34,205	36,666
Diluted		34,037	35,697		34,329	37,159

Other Operating Statistics:
Contract value					$487,107	$526,386
Average subscription price					$30,714	$32,196
Member institutions					5,114	4,711
Total membership subscriptions					15,747	16,349
Average subscriptions per member institution*					3.08	3.47
Client renewal rate**					84%	90%

*	Represents the average across all subscription memberships, including the traditional large company market average of 3.63 and 4.03 and the middle market average of 1.58 and 1.44 in 2008 and 2007, respectively.

**	Represents a client renewal rate of 88% and 92% for our traditional large company market and 71% and 80% for the middle market in 2008 and 2007, respectively.

THE CORPORATE EXECUTIVE BOARD COMPANY
Operating Statistic and Statements of Operations
(In thousands, except per share data)

	Selected	Three Months Ended		Selected	Year Ended
	Growth	December 31,		Growth	December 31,
	Rates	2008	2007	Rates	2008	2007
Operating Statistic
Contract Value (1) (at period end)	(7.5)%	$487,107	$526,386

Financial Highlights
Revenues	(3.8)%	$136,747	$142,206	4.8%	$558,352	$532,716
Cost of services (2)		41,834	45,548		176,552	183,088

Gross profit		94,913	96,658		381,800	349,628

Member relations and marketing (2)		37,941	40,241		160,259	150,032
General and administrative (2)		16,025	19,061		75,208	71,984
Depreciation and amortization		6,129	5,326		21,895	15,573
Impairment loss		23,246	—		23,246	—
Restructuring costs		8,006	—		8,006	—

Income from operations		3,566	32,030		93,186	112,039

Other (expense) income, net (3)		(3,188)	1,612		(5,438)	16,049

Income before provision for income taxes		378	33,642		87,748	128,088
Provision for income taxes		2,909	11,140		36,957	47,501

Net (loss) income		$(2,531)	$22,502		$50,791	$80,587

Basic (loss) earnings per share		$(0.07)	$0.64		$1.48	$2.20
Diluted (loss) earnings per share		$(0.07)	$0.63		$1.48	$2.17

Weighted average shares outstanding
Basic		34,037	35,278		34,205	36,666
Diluted		34,037	35,697		34,329	37,159

Percentages of Revenues
Gross profit		69.4%	68.0%		68.4%	65.6%
Member relations and marketing		27.7%	28.3%		28.7%	28.2%
General and administrative		11.7%	13.4%		13.5%	13.5%
Depreciation and amortization		4.5%	3.7%		3.9%	2.9%
Income from operations		2.6%	22.5%		16.7%	21.0%
EBITDA (4)		4.3%	26.2%		18.9%	24.2%
Adjusted EBITDA(4)		27.1%	26.2%		24.5%	24.2%

(1)	We define “Contract Value” as of the quarter-end as the aggregate annualized revenue attributed to all agreements in effect on such date, without regard to the remaining duration of any such agreement.

(2)	The following amounts relating to share-based compensation are included in the Statements of Operations above for the three months ended December 31, 2008 and 2007, respectively (in millions): Cost of services, $1.6 and $2.2, Member relations and marketing, $0.6 and $1.0 and General and administrative, $0.6 and $1.4. The following amounts relating to share-based compensation are included in the Statements of Operations above for the year ended December 31, 2008 and 2007, respectively: Cost of services, $6.0 and $10.9, Member relations and marketing, $1.4 and $4.8 and General and administrative, $5.1 and $7.1.

(3)	Other (expense) income for the three months ended December 31, 2008 includes $0.7 million of interest income offset by a $1.8 million foreign currency loss, and a $2.1 million decrease in the fair value of deferred compensation plan assets. Other (expense) income for the year ended December 31, 2008 includes $4.3 million of interest income offset by a $1.8 million write-down of a cost method investment, a $3.4 million foreign currency loss, and a $4.5 million decrease in the fair value of deferred compensation plan assets.

(4)	See “NON-GAAP FINANCIAL MEASURES” for further explanation.

THE CORPORATE EXECUTIVE BOARD COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 31,
	2008	2007
Assets

Current assets:
Cash and cash equivalents	$16,214	$47,585
Marketable securities	13,545	24,153
Membership fees receivable, net	127,007	161,336
Deferred income taxes, net	12,459	12,710
Deferred incentive compensation	12,621	15,544
Prepaid expenses and other current assets	9,140	10,638

Total current assets	190,986	271,966

Deferred income taxes, net	37,761	24,307
Marketable securities	46,344	72,618
Property and equipment, net	109,133	91,904
Goodwill	26,392	42,626
Intangible assets, net	21,205	22,143
Other non-current assets	14,644	19,208

Total assets	$446,465	$544,772

Liabilities and stockholders’ equity

Current liabilities:
Accounts payable and accrued liabilities	$66,367	$62,681
Accrued incentive compensation	25,145	31,355
Deferred revenues	264,253	323,395

Total current liabilities	355,765	417,431

Other liabilities	62,097	59,794

Total liabilities	417,862	477,225

Total stockholders’ equity	28,603	67,547

Total liabilities and stockholders’ equity	$446,465	$544,772

THE CORPORATE EXECUTIVE BOARD COMPANY
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Year Ended
	December 31,
	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES:

Net income	$50,791	$80,587
Adjustments to reconcile net income to net cash flows provided by operating activities:
Deferred income taxes	(18,399)	(10,923)
Amortization of marketable securities premiums (discounts), net	695	(449)
Share-based compensation	12,525	22,764
Excess tax benefits from share-based compensation arrangements	—	(2,398)
Depreciation and amortization	21,895	15,573
Impairment loss	23,246	—
Restructuring costs	8,006	—
Changes in operating assets and liabilities:
Membership fees receivable, net	36,112	(6,688)
Deferred incentive compensation	2,923	(2,384)
Prepaid expenses and other current assets	2,283	(645)
Other non-current assets	6,375	(5,578)
Accounts payable and accrued liabilities	3,238	(11,739)
Accrued incentive compensation	(6,210)	6,293
Deferred revenues	(60,548)	14,724
Other liabilities	2,300	10,904

Net cash flows provided by operating activities	85,232	110,041

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment, net	(42,483)	(34,532)
Cost method investment	(386)	(3,829)
Acquisition of businesses, net of cash acquired	(10,005)	(61,593)
Purchases of marketable securities	(12,489)	(108,801)
Sales and maturities of marketable securities	49,024	330,556

Net cash flows (used in) provided by investing activities	(16,339)	121,801

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from the exercise of common stock options	100	691
Proceeds from the issuance of common stock under the employee stock purchase plan	1,419	2,087
Excess tax benefits from share-based compensation arrangements	—	2,398
Purchase of treasury shares	(41,842)	(302,974)
Payment of dividends	(59,941)	(57,826)

Net cash flows used in financing activities	(100,264)	(355,624)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(31,371)	(123,782)

Cash and cash equivalents, beginning of period	47,585	171,367

Cash and cash equivalents, end of period	$16,214	$47,585